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DYNEGY HOLDINGS INC., COMPUTATION OF EARNINGS TO FIXED CHARGES, JUNE 30, 2001:

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
                                                         (in 000s, except ratio)
                                                         -----------------------
Computation of Earnings:
       Pre-tax income from continuing operations                 417,061
       Undistributed income from equity investees                 72,471
                                                                --------

         Computed Earnings                                      $344,590
                                                                --------

Fixed Charges:
       Interest costs:
          Expensed                                                58,441
          Capitalized                                             11,057
       Minority interest in income of a subsidiary                 8,359
       Amortization of interest rate hedges                        1,273
       Amortization of financing costs                             3,466
       Rental expense representative of interest factor           27,832
                                                                --------

          Total fixed charges                                   $110,428
                                                                --------

       Earnings before income taxes and fixed charges           $443,961
                                                                ========

       Ratio of earnings to fixed charges                           4.02
                                                                --------
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